Exhibit 15.2

Kreit & Chiu CPA LLP 733 Third Avenue, Floor 16, #1014 New York, NY 10017 (949) 326-CPAS (2727)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the registration statement on Form S-8 (File No. 333-284206) of our report dated May 15, 2025, relating to the consolidated financial statements of Baird Medical Investment Holdings Limited as of December 31, 2024 and for the year ended December 31, 2024, appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

May 15, 2025